EX-11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Hologram USA Networks Inc.

As independent registered certified public accountants, we hereby consent to the incorporation in this Offering Statement on Form 1-A/A (amendment 1) of Hologram USA Networks, Inc., of our report, dated November 29, 2017 except for Note 10 as to which the date is January 31, 2018, on our audits of the consolidated financial statements of Hologram USA Networks, Inc., for the years ended December 31, 2016 and 2015, and the reference to us under the caption “Financial Statements.”

/s/ RBSM LLP

RBSM LLP

Larkspur, California

February 5 , 2018